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                           ONYX PHARMACEUTICALS, INC.

 Exhibit 11.1

                       COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                         Three Months Ended
                                                              March 31,
                                                         1997          1996
                                                         ----          ----
 NET LOSS:                                             $(2,493)      $(2,293)
                                                       --------      --------
                                                       --------      --------
 Shares used in net loss per share computation:

 Weighted average shares of common stock
      outstanding:                                       9,523           975

 Shares related to Staff Accounting
      Bulletins Nos. 55, 64 and 83                         -             427
                                                       --------      --------

 Shares used in net loss per share
      computation:                                       9,523         1,402
                                                       --------      --------
                                                       --------      --------

 Net loss per share                                     $(0.26)       $(1.64)
                                                       --------      --------
                                                       --------      --------


 CALCULATION OF SHARES OUTSTANDING FOR
 COMPUTING PRO FORMA NET LOSS PER SHARE:

 Shares used in computing historical net
      loss per share (from above):                       9,523         1,402

 Adjusted to reflect the effect of the assumed
      conversion of convertible preferred stock
      from the date of issuance:                           -           5,240
                                                       --------      --------

 Shares used in computing proforma net loss
      per share:                                         9,523         6,642
                                                       --------      --------
                                                       --------      --------

 Pro forma net loss per share                           $(0.26)       $(0.35)
                                                       --------      --------
                                                       --------      --------